EXHIBIT 5.1

Davidoff Hutcher & Citron LLP

605 Third Avenue, 34 th Floor

New York, NY 10158

November 12, 2013

Sysorex Global Holdings Corp.

3375 Scott Blvd., Suite 440

Santa Clara, CA 95054

Re:

Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Sysorex Global Holdings Corp., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-1 (File No. 333-191648), initially filed with the Commission on October 9, 2013 (the “Registration Statement”).  The Registration Statement registers the offering and sale by the Company (the “Offering”) of up to 4,600,000 shares (the “Offered Shares”) of common stock, par value $0.001 per share (the “Common Stock”), as well as 138,000 shares of Common Stock (the “Warrant Shares”) underlying a warrant (the “Warrant”) to be issued to Wellington Shields & Co., the Company’s underwriter in the Offering.  The Offered Shares, the Warrant, and the Warrant Shares are collectively referred to as the “Securities”.

This opinion letter (the “Opinion Letter”) is being rendered in accordance with the requirements of Item 16(a) of Form S-1 and Item 601(b)(5)(i) of Regulation S-K in connection with the filing of the Registration Statement. Unless otherwise indicated, capitalized terms used herein shall have the meanings ascribed thereto in the Registration Statement.

In connection with this Opinion Letter, we have reviewed originals or copies (certified or otherwise identified to our satisfaction) of the Company’s Articles of Incorporation, as amended, the Company’s Bylaws, resolutions adopted by the Company’s Board of Directors, the Registration Statement, the exhibits to the Registration Statement, and such other records, documents, statutes and decisions, and such certificates or comparable documents of public officials and of officers, directors, and representatives of the Company, and have made such inquiries of such officers, directors, and representatives, as we have deemed relevant in rendering this Opinion Letter.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.

The opinions expressed herein are limited to the laws of the State of New York, the general corporate laws of the State of Nevada, and Federal law of the United States of America, including the statutory provisions, and applicable provisions of the Nevada Constitution, Nevada Revised Statutes, and the reported judicial decisions interpreting those laws and to Federal law of the United States of America currently in effect.

Based upon and subject to the foregoing, we are of the opinion that:

•

The Company is validly existing and has the power to create the Warrant and issue the Securities, and the Securities have been duly authorized for issuance by all necessary corporate action by the Company;

•

the Offered Shares, when issued and sold by the Company in accordance with and in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable;

•

the Warrant, when executed and delivered by the Company in accordance with and in the manner described in the Registration Statement, will be validly issued and will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability; and

•

upon the exercise and payment of the Warrant as described in the Registration Statement, the Warrant Shares will be validly issued, fully paid and non-assessable.

We consent to the filing of this Opinion Letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus which is part of the Registration Statement.

In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

The opinions expressed in this Opinion Letter are limited solely to the matters expressly set forth above. No other opinions are intended, nor should any other opinion be inferred herefrom.

Very truly yours,

DAVIDOFF HUTCHER & CITRON LLP

/s/Elliot H. Lutzker

Elliot H. Lutzker, Partner